Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Annual Report of Scottish Re Group Limited (the "Company") on Form 10-K/A for the annual period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott E. Willkomm, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Scott E. Willkomm
---------------------
Scott E. Willkomm

Chief Executive Officer and President

April 11, 2005

     A signed original of this written statement required by Section 906 has been provided to Scottish Re Group Limited and will be retained by Scottish Re Group Limited and furnished to the Securities and Exchange Commission or its staff upon request.